Exhibit 99.1

THE STATE BANK

P.O. BOX 725

FENTON, MI 48430-0725

Contact:	Donald L. Grill
CEO
(810) 714-3985

October 31, 2011

RESIGNATION OF DIRECTORS WESSELING AND ROTMAN

The Board of Directors of Fentura Financial, Inc. accepted the resignation of Directors Douglas Rotman and James Wesseling. Messrs. Rotman and Wesseling were originally appointed as directors of Fentura Financial, Inc. in 2007 and 2009, respectively, as representatives of Fentura Financial, Inc.’s subsidiary, West Michigan Community Bank. Both Messrs. Rotman and Wesseling agreed to remain on the Board of Directors of Fentura Financial, Inc. for a transitionary period following the sale of West Michigan Community Bank.

Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.